UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2008
PINNACLE FINANCIAL PARTNERS, INC.

(Exact name of registrant as specified in charter)

Tennessee	000-31225	62-1812853

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

211 Commerce Street, Suite 300, Nashville, Tennessee	37201

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 744-3700
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b)	On November 18, 2008, the Nominating and Corporate Governance Committee (the Committee”) of the Board of Directors of Pinnacle Financial Partners, Inc. (the “Company”) met and, acting under the Company’s Corporate Governance Guidelines (the “Guidelines”), considered and accepted the resignation of James L. Shaub from the Company’s Board of Directors and any committees thereof on which Mr. Shaub then sat. Mr. Shaub had previously delivered to the Chairman of the Committee a written notice tendering his resignation from the Company’s Board of Directors in accordance with the requirements of the Guidelines. Mr. Shaub’s resignation from the Board of Directors, and related committees, is effective as of November 18, 2008.

Item 8.01	Other Events.
On November 18, 2008, the Company issued the press release filed herewith as Exhibit 99.1 announcing that the Company had applied for participation in the Capital Purchase Program component of the United States Treasury Department’s Troubled Assets Relief Program.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

99.1	Press release issued by Pinnacle Financial Partners, Inc. on November 18, 2008.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.
By:	/s/ M. Terry Turner
	Name:	M. Terry Turner
	Title:	President and Chief Executive Officer

Date: November 19, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Pinnacle Financial Partners, Inc. on November 18, 2008.